ASSET PURCHASE AGREEMENT



     THIS AGREEMENT, made and entered into this 15th day of November, 1999, by and between AIH SERVICES, INC. (A Missouri Corporation) hereinafter sometimes referred to as "Seller", and CANNON FINANCIAL COMPANY (A Kansas Corporation), hereinafter sometimes referred to as "Buyer".

     WHEREAS, Seller is the owner of the furniture, fixtures, equipment, client lists, trade names, telephone numbers used or intended for use in the operation and conduct of the businesses known as AIH RECEIVABLE MANAGEMENT SERVICES and AIH EARLY RECOVERY SERVICES, located at 8300 Troost Avenue, Kansas City, Jackson County, Missouri (the "Business") and;

     WHEREAS, Seller desires to sell and Buyer desires to buy certain assets of the Business.

     NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, the parties agrees as follows:

     1. SALE AND TRANSFER OF ASSETS. Seller agrees to sell, assign, transfer, convey, and deliver to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the following assets (herein collectively the "Assets") free and clear of all liens, claims, mortgages, pledges, charges, security interests and other restrictions or encumbrances (collectively "Encumbrances") of any kind except as may be specifically provided herein:

         (a) The furniture, fixtures and equipment of Seller listed on Exhibit "A" attached hereto and made a part hereof (the "Equipment");



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         (b)  Client lists  ("Client Lists"),   files,   records  and  books  of
accounts owned and maintained by the Seller in connection with or relating to the Business. A copy of the Client List is attached as Exhibit B.

         (c) Seller's interest in the trade names "AIH RECEIVABLE MANAGEMENT SERVICES" and "AIH EARLY RECOVERY SERVICES".

         (d)  Seller's business telephone number(s);

         (e) All other assets and properties of any nature whatsoever held exclusively for use in the Business (other than assets expressly excluded form the sale as provided herein) including without limitation, machinery and equipment, advertising materials, catalogs, correspondence, mailing lists, sales materials and records, purchasing materials and records, files, and other records used in or required in the Business as heretofore and presently being conducted by the Seller. The Assets do not include (the "Excluded Property"):

              (i)   Cash and cash equivalents owned by the Seller; and

              (ii) Accounts receivable owned by the Seller for the sale of goods and services completed prior to closing this transaction.

     2. PURCHASE PRICE. The purchase price to be paid by Buyer for the assets shall be TWO-HUNDRED TEN-THOUSAND AND NO/100 DOLLARS ($210,000.00).

     3. PAYMENT OF PURCHASE PRICE. The purchase price shall be paid in three installments as follows:

         (a) Subject to Paragraph 10(b) hereof, One hundred and five thousand and no/100 ($105,000) shall be payable at Closing;

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         (b)  Fifty-Two Thousand Five Hundred Dollars ($52,500) shall be payable on or before December 15, 1999; and

         (c) Fifty-Two Thousand Five Hundred Dollars ($52,500) shall be payable on or before March 31, 2000.

     4. NO ASSUMPTION OF LIABILITIES. By entering into this agreement and acquiring the Assets, the Buyer does not assume and shall have no liability for any obligations or liability of the Seller of any kind, whether known, unknown, direct or indirect, absolute or contingent, or mature or unmatured.

     5. INDEMNITY. Seller agrees to protect, defend, indemnify and to hold harmless Buyer, its successors and assigns against and in respect to any and all loss, claim, damage, cost or expenses including reasonable attorney's fees resulting from (1) any breach of any representations, warranties and agreements of Seller herein contained; (2) the conduct of the Business prior to the closing date; (3) the management of the Business by Seller after the closing date; (4) any obligation or liability, whether accrued, absolute, contingent or otherwise of Seller which is not expressly assumed by Buyer pursuant to the terms of this Agreement. In the event that any liabilities which are the proper subject of indemnification arise and become known to Buyer, Buyer will, within thirty (30) business days, give Seller written notice thereof and Seller shall, within thirty (30) days following receipt of such notice, discharge, pay or satisfy any and all such liabilities or undertake to defend the same and Seller shall immediately notify Buyer in writing of such discharge, payment or satisfaction. The foregoing indemnification obligations shall survive the Closing. Buyer shall have the right to offset any amounts which are properly subject to Seller's Indemnification herein against amounts Buyer otherwise owes Seller pursuant to Paragraph 3 hereof.

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     Buyer agrees to protect, defend, indemnify and to hold harmless Seller, its successors and assigns against and in respect to any and all loss, claim, damage, cost or expenses including reasonable attorney's fees resulting from (1) any breach of any representations, warranties and agreements of Buyer herein contained; (2) the conduct of the Business after the closing date (except liability arising from the management of the Business by Seller after the closing date), In the event that any liabilities which are the proper subject of indemnification arise and become known to Seller, Seller will, within thirty
(30) days, give Buyer written notice thereof and Buyer shall, within thirty (30) days following receipt of such notice, discharge, pay or satisfy any and all such liabilities or undertake to defend the same and Buyer shall immediately notify Seller in writing of such discharge.

     6. NOTICE. Any notice intended for Seller under this Agreement shall be delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed to Seller at 8300 Troost Avenue, Kansas City, MO. Any notice intended for Buyer shall be delivered personally or mailed by certified mail, return receipt requested, postage prepaid, addressed to Buyer at 1900 Commerce Tower, 911 Main Street, Kansas City, Missouri 64106.

     7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER. Seller makes the following representations and warranties to Buyer, each representation shall be true and correct as of the sate of this Agreement and as of the date of closing and the date of possession:

         (a) Seller is a corporation duly organized and validly existing in good standing under the laws of the State of MISSOURI, authorized to do business in the state of MISSOURI and has the corporate power and authority entitled to carry on its business in MISSOURI as presently being conducted and to enter into and perform this Agreement.

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         (b)  The execution and delivery  of this  Agreement  by Seller  and the performance of the transaction contemplated herein have been duly authorized by all necessary corporation action on the part of Seller, including without
limitation  its  Board  of  Directors  and  shareholders,   and  this  Agreement
constitutes the valid and legally binding obligations of Seller in accordance with its terms.

         (c) Seller will provide a copy of the minutes of the Board of Directors of Seller authorizing the sale to Buyer at closing;

         (d) The execution, delivery and performance of this Agreement and other instruments and documents required or contemplated herein do not require the consent of any third party, including any governmental or judicial authority and, to the best of Seller's knowledge, neither conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, nor do they conflict with, constitute a grounds for termination of, result in a breach of, or constitute a default under, any agreement, contract, instrument, license or permit to which the Seller is a party or by which the Seller or its property or assets are bound.

         (e) Seller has delivered to Buyer an unaudited balance sheet of Seller dated September 30, 1999 (the "Balance Sheet") and unaudited statements of income and cashflow of Seller for the twelve (12) months ended September 30, 1999 (collectively, the "Financial Statements"). The Financial Statements present fairly in all material respects the financial position of Seller as of September 30, 1999 and the results of operations and cashflow of Seller for the twelve (12) months ended September 30, 1999 in conformity with generally accepted accounting principles.

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         (f)  Since September 30, 1999,  Seller has operated the Business in the ordinary course of business consistent with past practices and there has not occurred any material adverse change in the Business.

         (g) To Seller's knowledge, no customer or supplier of Seller has notified Seller that intends to discontinue or materially change its business relationship with Seller or materially reduce the amount of business it does with Seller.

         (h) Except for the Excluded Property, the Assets constitute all the properties and assets held exclusively for use in connection with the conduct of the Business and constitute all of the assets reflected in the Balance Sheet other than Assets dispersed of in the ordinary course of business since September 30, 1999.

         (i) Seller has now, and on the date of closing will have and convey to Buyer, good and marketable title to all the Assets subject to no Encumbrance. No other person, organization or entity has any right to the use or is in possession of any of the Assets nor maintains a security interest or lien of any nature affecting such Assets.

         (j)  The Equipment is in good working order at the date of closing.

         (k) No judgment, award, order or decree of any nature has been rendered against or with respect to Seller by any agency, arbitrator, court, commission or other authority which is any way affects or relates to the Assets or the Business. There are no claims, litigation, governmental or other investigation or other proceeding pending or, to the knowledge of Seller, threatened against Seller, the Assets or the Business.

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         (l)  Seller has not been notified or  charged with nor is Seller  aware of any violation of any law, regulation or governmental order or requirement or insurance company requirement relating to any aspect of the Business or the Assets.

         (m) Seller has made no material misrepresentations to Buyer relating to the Business or the Assets.

         (n)  The Seller has no union employees or agreements.

         (o) As of the date of possession and thereafter, but not the date of Closing, there are no written contracts of employment between the Seller and the employees of the Business. To the best of Seller's knowledge, there are no claims of any kind asserted or threatened against Seller by any person, agency or entity arising out of Seller's labor or employment relations.

         (p) Seller shall continue to conduct the Business in its ordinary course pending closing, shall not incur any liabilities or obligations other than in the ordinary and usual course of business and Seller shall make no change in the employment arrangement of any employee without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (q) Seller has filed all necessary federal, state, and local income tax returns and has further filed all sales and use tax returns required by law and has paid all taxes, license fees, assessments, and penalties which are due and payable with respect to said returns. Seller further warrants and represents that there are no unpaid taxes (i.e. income taxes, sales tax or otherwise), which are payable by Seller as of the date of closing and Seller acknowledges and warrants that Buyer assumes no liability whatsoever for any of Seller's taxes, penalties, interest or related expenses.

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     8.  CLOSING DATE AND POSSESSION.  The date of closing shall be on or before
November 15, 1999, and shall take place at the offices of Seller at 8300 Troost Avenue, Kansas City, Missouri or such other place as the parties agree. The date of possession shall be December 1, 1999. At the closing, Seller shall deliver to Buyer such bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to buyer, as shall be effective to vest in Buyer all of Seller's right, title and interest in and to the Assets.

     9. OTHER EXPENSE. Seller shall pay all operating expenses to the date of closing. Buyer shall be responsible for all operating expenses incurred after the date of possession.

     10. CONTINGENCIES. This entire Agreement is subject to and contingent upon the following:

         (a)  Buyer's satisfactory review of the books and records of Seller.

         (b)  Upon satisfaction of the above contingencies,  and at least  seven
(7) days prior to closing, Seller shall provide the names of all clients to Buyer and at closing Seller shall deliver letters of understanding from the clients listed on Exhibit C, representing at least eighty-percent (80%) of current ongoing monthly placements. In the event all such letters of understanding are not delivered at Closing then the One Hundred and Five Thousand and no/100 Dollars ($105,000) otherwise payable at Closing shall be held in escrow by Buyer's attorney until all such required letters of understanding are delivered.

     11. PRORATION OF EXPENSES. Personal property taxes on the Assets for 1999 shall be prorated as of the closing date based upon the actual 1998 liability for such taxes. Buyer

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shall pay such taxes when due. The purchase  price  payable at closing  shall be reduced by the amount of taxes payable by Seller.

     12.  BROKERAGE.    Seller  is  to   pay  the  brokerage  fee  to   Business
Opportunities Unlimited, Inc. pursuant to the terms and conditions of a previous agreement between Seller and Business Opportunities Unlimited, Inc.

     13. CONSTRUCTION GOVERNED BY LAWS OF MISSOURI. This Agreement shall be governed by and construed in accordance with the laws of the State of MISSOURI.

     14. ENFORCEABILITY. All terms and provisions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable to the parties hereto and their respective successors, heirs and legal representatives.

     15. AMENDMENT, CANCELLATION AND WAIVER. This Agreement may be amended or cancelled and the provisions or conditions hereof may be waived only by written instrument signed by all parties whose consent to such waiver or amendment is necessary.

     16.  NONASSUMPTION OF LIABILITIES.

          (a) No liabilities or obligations of Seller are being assumed by Buyer but the same shall remain the liabilities and obligations of Seller solely and shall be paid by Seller solely. Buyer has no liability or obligation with respect to the Assets or the Business for any claim, transaction, event or other matter, which existed or occurred on or prior to the closing, except such obligations of Buyer as arise from this Agreement and any such liability or obligation, whatever its origin or nature, shall continue as the liability or obligation of Seller solely. Buyer is liable only for claims, transactions, events, or other matters incurred by it and which occur on or after the closing of this transaction. Conversely, Seller is liable only for

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claims,  transactions,  events or other  matters  incurred  by  Seller  prior to closing, except claims arising from Seller's management of the Business from November 15, 1999 to December 1, 1999.

          (b) Seller shall be solely responsible for all obligations to its employees through November 30, 1999. It is understood the Buyer may thereafter offer employment to Seller's employees and said employment shall commence on the date Buyer and such employee(s) agree to terms of employment. It is understood that Buyer is under no obligation to hire any of the employees of Seller. Seller shall be responsible for all unemployment benefits and other payments due to employees of Seller no hired by Buyer.

     17. RISK OF LOSS. The Seller assumes all risk of loss due to fire or other casualty up to the time of closing. Seller agrees to maintain the Assets in good working order during the period Seller manages the Business after Closing. In the event any such loss occurs prior to the time of closing or in the event the business of Seller is closed or interrupted by reason of any event not in the ordinary course of business, the Buyer shall have the right to terminate this Agreement and, upon such termination, there shall be no further liability on the part of the Seller or Buyer hereunder.

     18. REPRESENTATIONS. Representations, warranties and agreements made by the Seller shall survive the Closing. All representations, warranties, and agreements made by the Buyer in this Agreement or pursuant hereto, except as otherwise expressly stated, shall survive the Closing.

     19. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement and understanding of the parties in respect to the transaction contemplated hereby and supersedes all prior agreements, communications, and understandings related to the subject matter hereof.

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          Business Opportunities Unlimited, Inc.  has acted as Broker and  Agent for the Seller herein and makes no representations or warranties to the Buyer nor does it warrant the correctness or authenticity of the financial information or other business information which Seller has provided (or will provide) to Buyer. The Buyer acknowledges that Business Opportunities Unlimited, Inc. has advised and urges Buyer to make an independent inspection of the business and books and/or property and in the event that any litigation shall result between the Buyer and the Seller, both parties agree to save and hold harmless Business Opportunities, Inc., its agents, employees and representatives against any claims or costs arising out of this Agreement, except claims based upon the gross negligence or intentional misconduct of Business Opportunities Unlimited, Inc. or the respective obligations of Buyer and Seller to each other hereunder, including reasonable attorney's fees.

     20. POST-CLOSING MATTERS. At the request of Buyer, Seller will execute and deliver such instruments and will take such other actions as necessary to consummate the transactions contemplated by this Agreement and to put Buyer into ownership, possession and control of the Assets.

     21. Seller agrees to allow Buyer to utilize its space at 8300 Troost Avenue, Kansas City, MO free of rent for a period of forty-five (45) consecutive days commencing December 1, 1999. Seller furthers agrees to allow Buyer to utilize the same space for an additional period of time commencing January 15, 2000 and running through February 29, 2000 ("Second Period"). The rent for this Second Period shall be a total of $6, 450. In the event that Buyer should vacate the premises prior to February 29, 2000, there shall be a pro-rata reduction in the rent otherwise payable for the Second Period. The rent payable for the Second Period shall be paid on or before February 29, 2000. Buyer shall give Seller 10 day written notice of vacation.

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     22.  MANAGEMENT FEE.  Seller agrees to sub-service  the accounts which  are being purchased by Buyer pursuant to this Agreement for a period commencing the date of Closing and running through November 30, 1999. The Seller agrees to be responsible for all expenses incurred during this sub-servicing period and Seller shall receive a Management Fee equal to the amount of all fees earned during such period.

     23. COVENANT NOT TO COMPETE. As a condition precedent to Buyer's obligation to close, two principle employees of Seller, Jeff Tindle and David Bragg, agree to execute and deliver at Closing restrictive covenants in the form substantially the same as that attached as Exhibit C.

     24. FORM 8-K. Seller acknowledges that financial statements of Seller for the fiscal years ended September 30, 1997 and 1998 audited by Seller's independent certified public accountants and unaudited financial statements of Seller for the nine months ended June 30, 1999 must be prepared in accordance with the rules of the Securities and Exchange Commission and included in Buyer's Current Report on Form 8-K to be filed with the Securities and Exchange Commission. Seller agrees to provide such financial statements to Buyer within forty-five (45) days after the date of closing. Buyer and Seller agree to share equally the cost of the audit up to and including the amount of $8,000, and Buyer will pay Buyer's share of such cost to Seller promptly after delivery of the audited and unaudited financial statements to Buyer. Buyer shall be responsible for all costs of the audit in excess of $8,000.

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     IN WITNESS WHEREOF,  the  parties have executed this Agreement on the  15th day of November, 1999.

BUYER:

CANNON FINANCIAL COMPANY


By:  /s/ William B. Morris, President
     ---------------------  -------------
     William B. Morris      Title


SELLER:

AIH SERVICES, INC.

By:  /s/ Jeff Tindle, President & CEO
     ---------------  -----------------
     Jeff Tindle      Title





Exhibits A, B, C and D are intentionally omitted, but will be made available to the Securities and Exchange Commission upon request.



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